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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (333-214059) of Lpath, Inc. of our report dated March 22, 2016, relating to the consolidated financial statements of Lpath, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern emphasis), and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Diego, California
November 14, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM